ARTICLES SUPPLEMENTARY
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      INVESCO COUNSELOR SERIES FUNDS, INC.


      INVESCO Counselor Series Funds, Inc., a corporation organized and existing under the Corporation and Associations Law of the State of Maryland (the "Company"), hereby certifies to the Statement Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous consent effective as of August 8, 2001, the board of directors of the Company voted to create a new series of common stock designated as INVESCO Mid-Cap Growth Fund with four classes of shares designated as Class A, Class B, Class C and Institutional Class and has authorized two hundred million (200,000,000) shares of stock to be allocated to each of INVESCO Mid-Cap Growth Fund - Class A, INVESCO Mid-Cap Growth Fund - Class B, INVESCO Mid-Cap Growth Fund - Class C and INVESCO Mid-Cap Growth Fund - Institutional Class. Prior to this article, the aggregate number of shares which the Company had the authority to issue was four billion (4,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of forty million dollars ($40,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company is hereby supplemented as follows:


                                   ARTICLE III

                                 CAPITALIZATION

     Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is four billion (4,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of forty million dollars ($40,000,000). Such stock may be issued as full shares or as fractional shares.

     In the exercise of the powers granted to the board of directors pursuant to
Section 3 of this Article III, the board of directors designated five series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

      Fund Name & Class                                        Allocated Shares
INVESCO Advantage Fund-Class A                      Two hundred million shares (200,000,000)
INVESCO Advantage Fund-Class B                      Two hundred million shares (200,000,000)
INVESCO Advantage Fund-Class C                      Two hundred million shares (200,000,000)

INVESCO Global Growth Fund-Class A                  Two hundred million shares (200,000,000)
INVESCO Global Growth Fund-Class B                  Two hundred million shares (200,000,000)
INVESCO Global Growth Fund-Class C                  Two hundred million shares (200,000,000)

INVESCO Advantage Global Health
        Sciences Fund-Class A                       Two hundred million shares (200,000,000)
INVESCO Advantage Global Health
        Sciences Fund-Class B                       Two hundred million shares (200,000,000)
INVESCO Advantage Global Health
        Sciences Fund-Class C                       Two hundred million shares (200,000,000)

INVESCO Advantage Technology/
        Telecommunications Fund-Class A             Two hundred million shares (200,000,000)
INVESCO Advantage Technology/
        Telecommunications Fund-Class B             Two hundred million shares (200,000,000)

INVESCO Advantage Technology/
        Telecommunications Fund-Class-C             Two hundred million shares (200,000,000)

INVESCO Mid-Cap Growth Fund-Class A                 Two hundred million shares (200,000,000)
INVESCO Mid-Cap Growth Fund-Class B                 Two hundred million shares (200,000,000)
INVESCO Mid-Cap Growth Fund-Class C                 Two hundred million shares (200,000,000)
INVESCO Mid-Cap Growth Fund-Institutional Class     Two hundred million shares (200,000,000)

     Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Association Law.

     SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company. The information required by Section 2.208.1, subsection (a) of the Corporations and Associations Law of Maryland was not changed by these Articles Supplementary.

     THIRD: The provisions set forth in these Articles Supplementary were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-105, subsection (c) of the Corporations and Associations Law of Maryland.

     The undersigned Vice President of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Counselor Series Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 19th day of September, 2001.

     These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                          INVESCO COUNSELOR SERIES FUNDS, INC.



                                          By:   /s/ Raymond R. Cunningham
                                                -------------------------
                                                Raymond R. Cunningham,
                                                Vice President
[SEAL]

WITNESSED:

By:   /s/ Glen A. Payne
      -----------------
      Glen A. Payne, Secretary

STATE OF COLORADO             )
                              )     ss
CITY AND COUNTY OF DENVER     )

     I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Raymond R. Cunningham, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person an acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 19th day of September, 2001.



                                                /s/ Ruth Christensen
                                                --------------------
                                                Notary Public

My commission expires: 3/16/2002
                       ---------